Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------

                     HEALTH AND RETIREMENT PROPERTIES TRUST
             (Exact name of registrant as specified in its charter)

     MARYLAND                               6798                 04-6558834
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) Identification No.)

                       400 CENTRE STREET, NEWTON, MA 02158
                                 (617) 332-3990
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              --------------------

                                David J. Hegarty
                                    President
                     Health and Retirement Properties Trust
                                400 Centre Street
                                Newton, MA 02158
                                 (617) 332-3990
    (Name, address, including zip code, and telephone number, including area code, of agent for service)
                              --------------------
                                    Copy to:
                       Alexander A. Notopoulos, Jr., Esq.
                            Sullivan & Worcester LLP
                             One Post Office Square
                                Boston, MA 02109
                                 (617) 338-2800

         Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
                             ----------------------

                         CALCULATION OF REGISTRATION FEE


Title of Each Class of Securities to  Amount to be           Proposed Maximum             Proposed Maximum            Amount of
          be Registered                Registered        Offering Price Per Unit      Aggregate Offering Price   Registration Fee(1)
----------------------------------  -----------------  ----------------------------  --------------------------- -------------------
    6 3/4% Senior Notes Due 2002         $150,000,000                 --                       $150,000,000               $44,250
==================================  =================  ============================  =========================== ===================

(1) Pursuant to Rule 457(f)(2) of the Securities Act of 1933, as amended, the registration fee has been estimated based on the book value of the securities to be received by the Registrant in exchange for the securities to be issued hereunder in the Exchange Offer described herein.

                             ----------------------
         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant will file a further amendment which specifically states that the Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement will become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities of laws of any such State.

                   SUBJECT TO COMPLETION, DATED MARCH 12, 1998

                                OFFER TO EXCHANGE
                                 all outstanding
                          6 3/4% Senior Notes Due 2002
           which have not been registered under the Securities Act of
                                      1933

                                       for

                          6 3/4% Senior Notes Due 2002
                          which have been so registered

                                       of

                     Health and Retirement Properties Trust

                              -------------------

                  The Exchange Offer will expire at 5:00 p.m.,
                      New York City Time on ______________,
                              1998, unless extended

                  --------------------------------------------

            Health and Retirement Properties Trust, a Maryland real estate investment trust (the "Company" or "HRP"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange its 6 3/4% Senior Notes Due 2002 (the "New Notes"), in an offering which has been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus constitutes a part, for an equal principal amount of its outstanding 6 3/4% Senior Notes due 2002 (the "Old Notes"), of which an aggregate of $150,000,000 in principal amount is outstanding as of the date hereof (the "Exchange Offer"). The New Notes and the Old Notes are sometimes referred to herein collectively as the "Notes." The form and terms of the New Notes will be the same as the form and terms of the Old Notes except that the New Notes will not bear legends restricting the transfer thereof. The New Notes will be obligations of the
Company entitled to the benefits of the Indenture and the Supplemental Indenture, each dated as of December 18, 1997 (collectively, the "Indenture"), by and between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), relating to the Notes. See "Description of the New Notes." Following the completion of the Exchange Offer, none of the New Notes will be entitled to any rights under the Registration Rights Agreement, dated as of December 18, 1997 (the "Registration Rights Agreement"), including, but not limited to, contingent increases in the interest rate provided for pursuant thereto.
                             ----------------------
          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                       REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.
                             ----------------------


               The date of this Prospectus is _____________, 1998.

         The Company will accept for exchange any and all Old Notes that are validly tendered on or prior to 5:00 p.m., New York City time, on the date the Exchange Offer expires, which will be ______________, 1998 unless the Exchange Offer is extended (the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange.

         The Old Notes were initially represented by a single, permanent global note (the "Global Note"), which was deposited with the Trustee, as custodian for The Depository Trust Company ("DTC"), and registered in the name of Cede & Co., DTC's nominee, for credit to an account of a direct or indirect participant in DTC. The New Notes exchanged for the Old Notes that are represented by the Global Note will continue to be represented by a permanent global note in definitive, fully registered form, registered in the name of a nominee of DTC and deposited with the Trustee as custodian, unless the beneficial holders thereof request otherwise. See "Description of the New Notes--Book Entry System." Notes may be tendered only in denominations of $100,000 and integral multiples of $1,000 in excess thereof.

         Interest on the New Notes will be payable semi-annually in arrears on June 18 and December 18 of each year (each an "Interest Payment Date"), commencing June 18, 1998 to the person in whose name the applicable New Note is registered at the close of business on the date (whether or not a business day) 15 calendar days preceding the applicable Interest Payment Date or December 18, 2002 (the "Maturity Date"). Interest on the New Notes will accrue from the most recent date to which interest has been paid on the Old Notes or, if no interest has been paid, from December 18, 1997. Accordingly, interest that has accrued since the last Interest Payment Date or December 18, 1997 (as the case may be) on the Old Notes accepted for exchange will cease to be payable upon issuance of the New Notes. Untendered Old Notes that are not exchanged for New Notes pursuant to the Exchange Offer will remain outstanding and continue to bear interest at a rate of 6 3/4% per annum after the Expiration Date.

         Based on no-action letters issued by the staff of the Securities and Exchange Commission (the "Commission") to third parties, the Company believes the New Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) a broker-dealer who acquires such New Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an affiliate of the Company (within the meaning of Rule 405 under the Securities Act)) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring the New Notes in the ordinary course of such holder's business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes. Holders of Old Notes wishing to accept the Exchange Offer must represent to the Company that such conditions have been met. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed for a period of at least 120 days after the consummation of the Exchange Offer to make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

         Prior to the Exchange Offer, there has been no public market for the Old Notes or the New Notes. The Company does not intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the New Notes will develop. To the extent that a market for the New Notes develops, the market value of the New Notes will depend on market conditions (such as yields on alternative investments), general economic conditions, the Company's financial condition and other conditions. Such conditions might cause the New Notes, to the extent that they are actively traded, to trade at a significant discount from the face value.

         The Company will not receive any proceeds from the Exchange Offer. The Company has agreed to bear the expenses of the Exchange Offer. No underwriter is being used in connection with the Exchange Offer.

         THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

         NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE OF NEW HAMPSHIRE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION, IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT, ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                           --------------------------

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements, and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. The Commission maintains a site on the Internet's World Wide Web at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company on and after August 14, 1996. In addition, reports, proxy statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         The Company has filed with the Commission a registration statement on Form S-4 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act with respect to the New Notes offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the New Notes offered hereby, reference is hereby made to the Registration Statement, including the exhibits thereto, which is available for inspection and copying as set forth above. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete (although to the extent of the provisions referred to herein, such statements are complete in all material respects), and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents, which have been filed by the Company with the Commission, are incorporated herein by reference: (i) Current Reports on Form 8-K dated February 11, 1998, February 12, 1998, February 17, 1998, February 18, 1998, February 19, 1998 and February 27, 1998, (ii) Annual Report on Form 10-K for the year ended December 31, 1997 and (iii) the consolidated financial statements of Marriott International, Inc. ("MII"), Commission No. 1-12188, at and for the fiscal year ended January 2, 1998, as contained in MII's Annual Report on Form 10-K for the year ended January 2, 1998. All documents filed by the Company pursuant to Section 13(a),

13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the initial Registration Statement and prior to the effectiveness of the Registration Statement and subsequent to the date of this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date any such document is filed.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any or all of the documents that are incorporated by reference herein, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Health and Retirement Properties Trust, 400 Centre Street, Newton, Massachusetts 02158, Attention: Investor Relations (617-332-3990). In order to ensure timely delivery of such documents, any request should be made before ___________, 1998.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND THE ACCOMPANYING LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL, OR BOTH TOGETHER, CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                           FORWARD LOOKING STATEMENTS

         THIS PROSPECTUS CONTAINS FORWARD LOOKING STATEMENTS. SUCH STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE ANTICIPATED OR PROJECTED. PROSPECTIVE PURCHASERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD LOOKING STATEMENTS WHICH SPEAK ONLY AS OF THE DATE HEREOF. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLISH REVISED FORWARD LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF PRESENTLY UNANTICIPATED EVENTS.

                                TABLE OF CONTENTS

                                                                          Page
Prospectus Summary...........................................................1
Use of Proceeds..............................................................8
The Exchange Offer...........................................................8
Description of the New Notes................................................15
Description of the Indenture................................................22
Certain Federal Income Tax Considerations...................................28
Plan of Distribution........................................................30
Transfer Restrictions.......................................................30
Legal Matters...............................................................31
Experts.....................................................................31
Unaudited Pro Forma Consolidated Financial Statements......................F-1

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements appearing elsewhere or incorporated by reference in this Prospectus. References in this Prospectus Summary to the "Company" or "HRP" include consolidated subsidiaries unless the context indicates otherwise.

                                   The Company

         The Company is one of the largest publicly traded REITs in the United States with an equity market capitalization of approximately $2.0 billion at December 31, 1997. The Company has investments of approximately $2.2 billion in 217 properties located in 33 states and the District of Columbia. The Company principally invests in healthcare related real estate and office buildings leased to various agencies of the United States Government. In addition, approximately 5% of the Company's assets, at cost, is an equity investment in Hospitality Properties Trust ("HPT"), a New York Stock Exchange listed REIT formed by the Company which invests in hotels.

         The principal executive offices of the Company are located at 400 Centre Street, Newton, MA 02158. Its telephone number is (617) 332-3990.


                   Summary of the Terms of the Exchange Offer


The Exchange Offer            The Company is  offering  to exchange  $100,000 in
                              principal amount (and integral multiples of $1,000
                              in excess thereof) of New Notes for each $100,000 in principal amount (and any integral multiples of $1,000 in excess thereof) of Old Notes that are validly tendered pursuant to the Exchange Offer.
                              The Company will issue the New Notes promptly after the Expiration Date. As of the date of this Prospectus, $150,000,000 in aggregate principal amount of Old Notes are outstanding.

Resale The Company believes, based on no-action letters issued by the Commission to third parties, that the New Notes issued pursuant to the Exchange Offer generally will be freely transferable by the holders thereof without registration or any prospectus delivery requirement under the Securities Act, except that a "dealer" or any of the Company's "affiliates," as such terms are defined under the Securities Act, that exchanges Old Notes held for its own account may be required to deliver copies of this Prospectus in connection with any resale of the New Notes issued in exchange for such Old Notes. See "The Exchange Offer--General" and "Plan of Distribution."

Expiration Date               The Exchange  Offer will expire at 5:00 p.m.,  New
                              York City time, on ___________, 1998, unless extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange Offer is extended. The Company will accept for exchange any and all Old Notes that are validly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration
                              Date.

Accrued Interest on the New
 Notes and the Old            Notes  Each New Note will bear  interest  from the
                              last Interest Payment Date on which interest was paid on the Old Notes, or if interest has not yet been paid on the Old Notes, from December 18, 1997. Such interest will be paid with the first interest payment on the New Notes. Accordingly, interest which has accrued since the last Interest
                              Payment Date or December 18, 1997 (as the case may be) on the Old Notes accepted for exchange will cease to be payable upon issuance of the New
                              Notes. Untendered Old Notes that are not exchanged for New Notes pursuant to the Exchange Offer will continue to bear interest at a rate of 6 3/4% per annum after the Expiration Date.

Termination                   The Company may terminate the Exchange Offer if it
                              determines that its ability to proceed with the Exchange Offer could be materially impaired due to any legal or governmental action, any new law, statute, rule or regulation or any interpretation by the staff of the Commission of any existing law, statute, rule or regulation. Holders of Old
                              Notes will have certain rights against the Company under the Registration Rights Agreement should the Company fail to consummate the Exchange Offer. See
                              "The Exchange Offer--Termination." No federal or state regulatory requirements must be complied with or approvals obtained in connection with the Exchange Offer, other than applicable requirements under federal and state securities laws.

Procedures for Tendering
  Old Notes                   Each  holder of Old Notes  wishing  to accept  the
                              Exchange  Offer must  complete,  sign and date the
                              Letter of Transmittal,  or a facsimile thereof, in
                              accordance with the instructions  contained herein
                              and therein,  and mail or  otherwise  deliver such
                              Letter of Transmittal, or such facsimile, together
                              with  such  Old  Notes  and  any  other   required
                              documentation  to  State  Street  Bank  and  Trust
                              Company, as Exchange Agent (the "Exchange Agent"),
                              at the address set forth  herein and  therein,  or
                              effect  a  tender  of Old  Notes  pursuant  to the
                              procedure for book-entry  transfer as provided for
                              herein.  By executing  the Letter of  Transmittal,
                              each holder will  represent  to the Company  that,
                              among  other  things,   the  New  Notes   acquired
                              pursuant to the Exchange  Offer are being obtained
                              in the  ordinary  course of business of the person
                              receiving  such  New  Notes,  whether  or not such
                              person is the holder,  that neither the holder nor
                              any  such  other  person  has  an  arrangement  or
                              understanding  with any person to  participate  in
                              the  distribution of such New Notes and, except as
                              otherwise  disclosed  in writing  to the  Company,
                              that  neither the holder nor any such other person
                              is an  "affiliate,"  as  defined in Rule 405 under
                              the  Securities  Act,  of  the  Company.   Certain
                              brokers,   dealers,    commercial   banks,   trust
                              companies and other nominees may effect tenders by
                              book-entry transfer,  including an Agent's Message
                              (defined   below)   in   lieu  of  a   Letter   of
                              Transmittal. See "The Exchange Offer -- Procedures for Tendering."

Special Procedures for
  Beneficial Owners           Any   beneficial   owner   whose   Old  Notes  are
                              registered  in  the  name  of  a  broker,  dealer,
                              commercial  bank,  trust  company or other nominee
                              and who  wishes  to  tender  such Old Notes in the
                              Exchange  Offer  should  contact  such  registered
                              holder   promptly  and  instruct  such  registered
                              holder  to  tender  on  such  beneficial   owner's
                              behalf.  If such beneficial owner wishes to tender
                              on such owner's own behalf, such owner must, prior
                              to   completing   and   executing  the  Letter  of
                              Transmittal  and delivering his Old Notes,  either
                              make   appropriate    arrangements   to   register
                              ownership of the Old Notes in such owner's name or
                              obtain a  properly  completed  bond power from the
                              registered   holder.   The   transfer   of  record
                              ownership may take considerable time and may not be able to be completed prior to the Expiration
                              Date.

Guaranteed Delivery
  Procedures                  Holders of Old Notes who wish to tender  their Old
                              Notes and  whose  Old  Notes  are not  immediately
                              available or who cannot  deliver  their Old Notes,
                              the Letter of Transmittal  or any other  documents
                              required  by  the  Letter  of  Transmittal  to the
                              Exchange Agent prior to the  Expiration  Date must
                              tender their Old Notes
                              according to the  guaranteed  delivery  procedures
                              set  forth  in  "The  Exchange   Offer--Guaranteed
                              Delivery Procedures."

Withdrawal                    Rights  Tenders of Old Notes may be  withdrawn  at
                              any time prior to 5:00 p.m., New York City time, on the Expiration Date.

Acceptance of Old Notes
  and Delivery  of New Notes  Subject to certain conditions (as summarized above in "Termination" and described more fully in "The Exchange Offer--Termination"), the Company will accept for exchange any and all Old Notes that are validly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer--General."

Certain Federal Income
  Tax Considerations          The exchange pursuant to the Exchange Offer should
                              generally not be a taxable event for federal income tax purposes. For a discussion of certain federal income tax considerations relating to the exchange of the Old Notes for the New Notes, see
                              "Certain Federal Income Tax Considerations."

Exchange Agent                The  Trustee  is  also  the  Exchange  Agent.  The
                              mailing  address of the Exchange Agent and address
                              for deliveries by registered or certified mail is:
                              State  Street  Bank and Trust  Company,  Corporate
                              Trust Department, Two International Place, Boston,
                              Massachusetts 02110,  Attention:  Sandy Wong. Hand
                              deliveries  or  overnight   deliveries  should  be
                              directed to State  Street Bank and Trust  Company,
                              Corporate  Trust  Department,   Two  International
                              Place,  Boston,  Massachusetts  02110,  Attention:
                              Sandy Wong. For information with respect to the Exchange Offer, the telephone number for the Exchange Agent is (617) 664- 5590.

Use of Proceeds               There  will be no  cash  proceeds  payable  to the
                              Company   from  the  issuance  of  the  New  Notes
                              pursuant to the Exchange Offer. The net proceeds received by the Company from the sale of the Old
                              Notes were used to reduce indebtedness outstanding under the Company's $450 million bank credit facility and for general business purposes. See
                              "Use of Proceeds."


                      Summary of the Terms of the New Notes

         The Exchange Offer applies to an aggregate principal amount of $150,000,000 of the Old Notes. The form and terms of the New Notes will be the same as the form and terms of the Old Notes, except that the New Notes will not bear legends restricting the transfer thereof. All capitalized terms used herein and not defined herein have the meanings provided for in "Description of the New Notes" and "Description of the Indenture." The New Notes will be obligations of the Company entitled to the benefits of the Indenture. See "Description of New Notes."

Issuer....................... Health and Retirement Properties Trust.

Securities Offered........... $150,000,000  aggregate principal amount of 6 3/4%
                              Senior Notes due 2002.

Maturity..................... The New Notes will  mature on December  18,  2002, unless previously redeemed.

Interest Payment Dates....... Interest   on  the  New  Notes   will  be  payable
                              semi-annually in arrears on June 18 and December 18 of each year, commencing June 18, 1998.

Ranking...................... The New Notes will be senior unsecured obligations of the Company, and will rank equally with the Company's other unsecured and unsubordinated indebtedness. The New Notes will be effectively subordinated to mortgages and other secured indebtedness of the Company and to indebtedness and other liabilities of any subsidiary of the Company.

Optional Redemption.......... Until the date that is three months prior to their stated maturity date, the New Notes will be redeemable, at the option of the Company, in whole or in part, at a redemption price equal to the sum of (i) the principal amount of the New Notes being redeemed, plus accrued and unpaid interest to but excluding the redemption date and (ii) the Make-Whole Amount. On and after such date, the New Notes will be redeemable, at the option of the Company, in whole or in part, at a redemption price equal to the principal amount of the New
                              Notes being redeemed, plus accrued and unpaid interest to but excluding the redemption date.

Limitations on Incurrence
       of Debt............... The  New  Notes  will  contain  various  covenants including the following:

                              (1) Neither the Company nor any Subsidiary (as defined) may incur any Debt (as defined) if, after giving effect thereto, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries on a consolidated basis is greater than 60% of the sum ("Adjusted Total Assets") of (i) the Total Assets (as defined) of the Company and its Subsidiaries as of the end of the most recent calendar quarter and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Company or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

                              (2) Neither the Company nor any Subsidiary may incur any Secured Debt if, after giving effect thereto, the aggregate principal amount of all outstanding Secured Debt of the Company and its Subsidiaries on a consolidated basis is greater than 40% of the Company's Adjusted Total Assets.

                              (3) Neither the Company nor any Subsidiary may incur any Debt, if, after giving effect thereto, the ratio of Consolidated Income Available for Debt Service (as defined) to the Annual Debt Service (as defined) for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5x on a pro forma basis after giving effect to certain assumptions.

                              (4) The Company and its Subsidiaries will maintain Total Unencumbered Assets of not less than 200% of the aggregate outstanding principal amount of the Unsecured Debt (as defined) of the Company and its Subsidiaries on a consolidated basis.

                              For a more complete description of the terms and definitions used in the foregoing summary of Limitations on Incurrence of Debt, see "Description of the New Notes--Certain Covenants."

Registration Rights.......... Pursuant  to  the  Registration  Rights  Agreement
                              entered into by the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Initial Purchaser") concurrently with the closing of the offering of the Old Notes, the Company agreed to use its best efforts to (i) file within 105 days of the original issuance of the Old Notes (the "Issue Date"), a registration statement under the Securities Act (the "Exchange Offer Registration Statement") with respect to the Exchange Offer;
                              (ii) cause the Exchange Offer Registration Statement to be declared effective within 150 days of the Issue Date; and (iii) cause the Exchange Offer to be consummated within the sooner to occur of 45 days after the effective date of the Exchange Offer Registration Statement or 180 days after the Issue Date. In certain circumstances, the Company will agree to file a shelf registration statement (the "Shelf Registration Statement") for resales of the Old Notes by the holders thereof. If the Company does not comply with its obligations under the Registration Rights Agreement, the Company will be required to pay Liquidated Damages to the holders of the Old Notes. See "The Exchange Offer; General."

                             Selected Financial Data

         Set forth below are selected financial data for the Company for the periods and dates indicated. This data should be read in conjunction with, and its qualified in its entirety by reference to, the financial statements and accompanying notes included in Item 7 of the Company's Current Report on Form 8-K dated February 27, 1998. Amounts are in thousands, except for per share information.


Income Statement Data:                                                 Year Ended December 31,
                                            -----------------------------------------------------------------------------
                                                  1997            1996            1995           1994           1993
                                            ---------------- --------------- -------------- --------------- -------------

Total Revenues                                      $208,863        $120,183       $113,322        $ 86,683      $ 56,485
Income before gain (loss) on sale of
  properties and extraordinary items                 112,204          77,164         61,760          57,878        37,738
Income before extraordinary items                    115,102          77,164         64,236          51,872        37,738
Net income                                           114,000          73,254         64,236          49,919        33,417
Funds from operations(1)                             146,312          99,106         84,638          71,851        46,566
Dividends declared(2)                                144,271          94,299         83,954          76,317        44,869


Basic earnings per common share amounts:
Income before gain (loss) on sale of
  properties and extraordinary items                    1.22            1.16           1.04            1.10          1.10
Income before extraordinary items                       1.25            1.16           1.08             .98          1.10
Net income                                              1.24            1.11           1.08             .95           .97
Funds from operations(1)                                1.59            1.50           1.43            1.36          1.35
Dividends declared(2)                                   1.46            1.42           1.38            1.33          1.30


Weighted average shares outstanding                   92,168          66,255         59,227          52,738        34,407


Balance Sheet Data:                                                        At December 31,
                                            -----------------------------------------------------------------------------
                                                  1997            1996            1995           1994           1993
                                            ---------------- --------------- -------------- --------------- -------------

Real estate properties, at cost                   $1,969,023      $1,005,739      $ 778,211       $ 673,083     $ 384,811
Real estate mortgages and notes                      104,288         150,205        141,307         133,477       157,281
Investment in HPT                                    111,134         103,062         99,959              --            --
Total assets                                       2,135,963       1,229,522        999,677         840,206       527,662
Total indebtedness                                   787,879         492,175        269,759         216,513        73,000
Total shareholders' equity                         1,266,260         708,048        685,592         602,039       441,135

(1)      The Company's Funds From Operations ("FFO") represents net income (computed in accordance with generally accepted accounting principles ("GAAP")), before gain or loss on sale of properties and extraordinary items, depreciation and other non-cash items and includes HRP's pro rata share of HPT's
         FFO.  Management considers FFO to be a measure of the financial performance of an equity REIT that provides a relevant basis for comparison among REITs.  FFO does not represent cash flow from operating activities (as determined in accordance with GAAP) and should not be considered as an alternative to net income as an indicator of the Company's financial performance or to cash flows as a measure of liquidity.

(2) Amounts represent dividends declared with respect to the period shown. Distribution in excess of net income generally constitute a return of capital.

                       Ratio of Earnings to Fixed Charges

         The following table sets forth the Company's consolidated ratios of earnings to fixed charges for the periods indicated:


                                                            For the year ended December 31,
                                        ----------  -----------------------------------------------
                                           1997        1996       1995        1994         1993
                                           ----        ----       ----        ----         ----
Ratio of earnings to fixed charges         3.9x        4.3x       3.4x        6.7x         6.8x


         The ratios of earnings to fixed charges presented above were computed by dividing the Company's earnings by fixed charges. For this purpose, earnings have been calculated by adding fixed charges to income before income taxes, extraordinary items and gain or loss on the disposition of real property. Fixed charges consist of interest costs, whether expensed or capitalized, the interest component of rental expense, if any, amortization of debt discounts and deferred financing costs, whether expensed or capitalized. To date, the Company has not issued any Preferred Shares; therefore, the ratio of earnings to combined fixed charges and Preferred Shares distributions are the same as the ratios of earnings to fixed charges presented above.

                                 USE OF PROCEEDS

         The Company will not receive any cash proceeds from the issuance of the New Notes offered hereby. In consideration for issuing the New Notes as contemplated in this Prospectus, the Company will receive in exchange Old Notes in like principal amount, the terms of which are identical to the New Notes. The Old Notes surrendered in exchange for New Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any increase in the indebtedness of the Company.

         The net proceeds to the Company from the sale of the Old Notes was approximately $149 million. The net proceeds were used in December 1997 to reduce amounts outstanding under the Company's $450 million unsecured revolving credit facility with a syndicate of banks (the "Bank Credit Facility"), and for general business purposes. Outstanding amounts under the Company's Bank Credit Facility bear interest, at the Company's option, at LIBOR plus a margin or prime, and the Bank Credit Facility expires in 2001. At December 10, 1997, the effective interest rate on outstanding amounts under the Bank Credit Facility was 6.55% per annum, and at March 5, 1998 such effective interest rate was 6.4% per annum.


                               THE EXCHANGE OFFER

General

         In connection with the sale of the Old Notes, the Company entered into the Registration Rights Agreement, which requires the Company to file with the Commission a registration statement under the Securities Act with respect to an issue of senior notes of the Company with terms identical to the Old Notes (except with respect to restrictions on transfer) and to use its best efforts to cause such registration statement to become effective under the Securities Act by no later than May 15, 1998 and, upon the effectiveness of such registration statement, to offer to the holders of the Old Notes the opportunity, for a period of not less than 20 business days (or longer if required by applicable law) from the date the notice of the Exchange Offer is mailed to holders of the Old Notes, to exchange their Old Notes for a like principal amount of New Notes. The Exchange Offer is being made pursuant to the Registration Rights Agreement to satisfy the Company's obligations thereunder.

         Under existing interpretations of the staff of the Commission enunciated in no-action letters issued to third parties, the New Notes would, in general, be freely transferable after the Exchange Offer without further registration under the Securities Act by holders thereof (other than (i) a broker-dealer who acquires such New Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangements with any person to participate in the distribution of such New Notes. Eligible holders wishing to accept the Exchange Offer must represent to the company that such conditions have been met. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.

         In the event that (i) the Exchange Offer is not consummated within the earlier of 45 days of the effective date of the Exchange Offer Registration Statement or 180 days after the Issue Date; or (ii) in the case of any holder of Old Notes that participates in the Exchange Offer, such holder does not receive freely tradeable New Notes on the date of such exchange, the Company will, at its own expense, (a) as promptly as practicable, file a shelf registration statement, (b) use its best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing of such Shelf Registration Statement and (c) use its best efforts to keep effective such Shelf Registration Statement in order to permit the prospectus forming a part thereof to be usable by holders of Old Notes for a period of two years after the effective date of the Shelf Registration Statement (or, the shorter period provided by Rule 144(k) under the Securities Act) or such shorter period that will terminate when all the Old Notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement.

Terms of the Exchange Offer

         Upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, the Company will accept all Old Notes validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $100,000 in principal amount of New Notes (and integral multiples of $1,000 in excess thereof) in exchange for an equal principal amount of outstanding Old Notes tendered and accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer in any denomination of $100,000 or in integral multiples of $1,000 in excess thereof.

         The form and terms of the New Notes will be the same as the form and terms of the Old Notes except that the New Notes will not bear legends restricting the transfer thereof. The New Notes will evidence the same debt as the Old Notes. The New Notes will be issued under and entitled to the benefits of the Indenture.

         As of the date of this Prospectus, $150,000,000 million aggregate principal amount of the Old Notes are outstanding and CEDE & Co., the nominee of DTC, is the only registered holder thereof. In connection with the issuance of the Old Notes, the Company arranged for the Old Notes to be eligible for trading in the Private Offering, Resale and Trading through Automated Linkages (PORTAL) Market, the National Association of Securities Dealers' screen based, automated market trading of securities eligible for resale under Rule 144A, and to be issued and transferable in book-entry form through the facilities of DTC. The New Notes will also be issuable and transferable in book-entry form through DTC.

         This Prospectus, together with the accompanying Letter of Transmittal, is being sent to all registered holders as of ____________, 1998 (the "Record Date").

         The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. See "Exchange Agent." The Exchange Agent will act as agent for the tendering holders of Old Notes for the purpose of receiving New Notes from the Company and delivering New Notes to such holders.

         If any tendered Old Notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events set forth herein, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

         The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "Fees and Expenses."

         Holders of Old Notes do not have any appraisal or dissenters' rights under applicable Maryland law or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the provisions of the Registration Rights Agreement and the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder. Old Notes that are not tendered for exchange in the Exchange Offer will remain outstanding and continue to accrue interest, but will not be entitled to any rights or benefits under the Registration Rights Agreement.

         Each holder of Old Notes who wishes to exchange Old Notes for New Notes in the Exchange Offer will be required to make certain representations, including that (i) it is neither an affiliate of the Company nor a broker-dealer tendering Old Notes acquired directly from the Company for its own account, (ii) any New Notes to be received by it were acquired in the ordinary course of its business and (iii) at the time of commencement of the Exchange Offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the New Notes. In addition, in connection with any resales of New Notes, any broker-dealer (a "Participating Broker-Dealer") who acquired Old Notes for its own account as a result of market-making activities or other trading activities must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the New Notes. See "Plan of Distribution." The Commission has taken the position, in no-action letters issued to third parties, that Participating Broker-

Dealers may fulfill their prospectus delivery requirements with respect to the New Notes (other than a resale of an unsold allotment from the original sales of Old Notes) with this Prospectus. Under the Registration Rights Agreement, the Company is required to allow Participating Broker-Dealers (and other persons, if any, subject to similar prospectus delivery requirements) to use this Prospectus in connection with the resale of such New Notes, provided, however, the Company shall not be required to amend or supplement such prospectus for a period exceeding 120 days after the effectiveness of the Exchange Offer Registration Statement.

         If (a) the Company fails to consummate the Exchange Offer on or before the 45th day after the effective date of the Registration Statement or 180 days after the Issue Date or (b) either the Exchange Offer Registration Statement or the Shelf Registration Statement is declared effective but thereafter ceases to be effective in connection with resales of Old Notes or New Notes during the period specified in the Registration Rights Agreement (each such event referred to in clauses (a) and (b) above a "Registration Default"), then the Company will pay to each holder of the Old Notes, accruing from the date of the first such Registration Default (or if such Registration Default has been cured, from the date of the next Registration Default), liquidated damages ("Liquidated Damages") in an amount equal to 0.50% per annum of the principal amount of the Old Notes held by such holder. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

         If the Exchange Offer is consummated in accordance with the provisions of the Registration Rights Agreement described above, the Company will not be required to file a Shelf Registration Statement to register any outstanding Old Notes, and the interest rate on such Old Notes will remain at its initial level of 6 3/4% per annum. The Exchange Offer shall be deemed to have been consummated upon the Company's having exchanged, pursuant to the Exchange Offer, New Notes for all Old Notes that have been properly tendered and not withdrawn by the Expiration Date. In such event, holders of Old Notes not participating in the Exchange Offer who are seeking liquidity in their investment would have to rely on exemptions to registration requirements under the securities laws, including the Securities Act.

         Based on no-action letters issued by the staff of the Commission to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such New Notes. Any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes cannot rely on such interpretation by the staff of the Commission and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.

Expiration Date; Extensions; Amendments

         The term "Expiration Date" shall mean 5:00 p.m. New York City time, on _________, 1998 unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended.

         In order to extend the Expiration Date, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the record holders of Old Notes an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Company is extending the Exchange Offer for a specified period of time.

         The Company reserves the right (i) to delay acceptance of any Old Notes, to extend the Exchange Offer or to terminate the Exchange Offer and to refuse to accept Old Notes not previously accepted, if any of the conditions set forth herein under "Termination" shall have occurred and shall not have been waived by the Company (if permitted to be waived by the Company), by giving oral or written notice of such delay, extension or termination to the Exchange Agent, and (ii) to amend the terms of the Exchange Offer in any manner deemed by it to be advantageous to the holders of the Old Notes. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the Old Notes of such amendment.

         Without limiting the manner in which the Company may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

Interest on the New Notes

         The New Notes will bear interest from the last Interest Payment Date on which interest was paid on the Old Notes, or if interest has not yet been paid on the Old Notes, from December 18, 1997. Such interest will be paid with the first interest payment on the New Notes. Interest on the Old Notes accepted for exchange will cease to accrue upon issuance of the New Notes.

         The New Notes will bear interest at a rate of 6 3/4% per annum. Interest on the New Notes will be payable semi-annually, in arrears on each Interest Payment Date following the consummation of the Exchange Offer.
Untendered Old Notes that are not exchanged for New Notes pursuant to the Exchange Offer will continue to bear interest at a rate of 6 3/4% per annum after the Expiration Date.

Procedures for Tendering

         To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile or an Agent's Message (defined below) in lieu thereof, together with the Old Notes (unless the book-entry transfer procedures described below are used) and any other required documents, to the Exchange Agent for receipt prior to 5:00 p.m., New York City time, on the Expiration Date.

         The term "Agent's Message" means a message, transmitted by DTC's Book-Entry Transfer Facility system to, and received by, the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that DTC's Book-Entry Transfer Facility system has received an express acknowledgment from the participant in DTC's Book-Entry Transfer Facility system tendering Old Notes which are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that the Company may enforce such agreement against such participant. The term "Book-Entry Confirmation" means a timely confirmation of book-entry transfer of Old Notes to the Exchange Agent's account at DTC's Book-Entry Transfer Facility system.

         Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account in accordance with DTC's procedure for such transfer. Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, an Agent's Message must be transmitted to and received by the Exchange Agent on or prior to the Expiration Date at one of its addresses set forth in this Prospectus, or the Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must be transmitted to and received or confirmed by the Exchange Agent at its addresses set forth in this Prospectus prior to 5:00 p.m., New York City time, on the Expiration Date. DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT. All references in this Prospectus to deposit or delivery of Old Notes shall be deemed to include DTC's book-entry delivery method.

         The tender by a holder of Old Notes will constitute an agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

         Delivery of all documents must be made to the Exchange Agent at its address set forth herein. Holders may also request that their respective brokers, dealers, commercial banks, trust companies or nominees effect such tender for such holders.

         The method of delivery of Old Notes and the Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the holders. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. No Letter of Transmittal or Old Notes should be sent to the Company.

         Only a holder of Old Notes may tender such Old Notes in the Exchange Offer. The term "holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered holder or any person whose Old Notes are held of record by DTC who desires to deliver such Old Notes by book-entry transfer at DTC.

         Any beneficial holder whose Old Notes are registered in the name of his broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial holder wishes to tender on his own behalf, such beneficial holder must, prior to completing and executing the Letter of Transmittal and delivering his Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such holder's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

         Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution") that is a participant in a recognized medallion signature guarantee program unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution.

         If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by appropriate bond powers which authorize such person to tender the Old Notes on behalf of the registered holder, in either case signed as the name of the registered holder or holders appears on the Old Notes.

         If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, submit evidence satisfactory to the Company of their authority to so act with the Letter of Transmittal.

         All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Notes nor shall any of them incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the Exchange Agent to the tendering holder of such Old Notes unless otherwise provided in the Letter of Transmittal as soon as practicable following the Expiration Date.

         In addition,  the Company  reserves the right in its sole discretion to
(a) purchase or make offers for any Old Notes that remain outstanding subsequent to the Expiration Date, or, as set forth under "Termination," to terminate the Exchange Offer and (b) to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the Exchange Offer.

Guaranteed Delivery Procedures

         Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, or (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, or if such holder cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender if:

                  (a)  the tender is made through an Eligible Institution;

                  (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder of the Old Notes, the certificate number or numbers of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby, and guaranteeing that, within three business days after the Expiration Date, the Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing the Old Notes (unless the book-entry transfer procedures are to be used) to be tendered in proper form for transfer and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

                  (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), together with the certificate(s) representing all tendered Old Notes in proper form for transfer (or confirmation of a book-entry transfer into the Exchange Agent's account at DTC of Old Notes delivered electronically) and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three business days after the Expiration Date.

         Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

         Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

         To withdraw a tender of Old Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"),
(ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) be signed by the Depositor in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to permit the Trustee with respect to the Old Notes to register the transfer of such Old Notes into the name of the Depositor withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer, and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes that have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "Procedures for Tendering" at any time prior to the Expiration Date.

Termination

         Notwithstanding any other term of the Exchange Offer, the Company will not be required to accept for exchange, or exchange New Notes for any Old Notes not theretofore accepted for exchange, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Notes if: (i) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer, which, in the Company's judgment, might materially impair the Company's ability to proceed with the Exchange Offer or (ii) any law, statute, rule or regulation is proposed, adopted or enacted, or any existing law, statute, rule or regulation is interpreted by the staff of the Commission in a manner, which, in the Company's judgment, might materially impair the Company's ability to proceed with the Exchange Offer.

         If the Company determines that it may terminate the Exchange Offer, as set forth above, the Company may (i) refuse to accept any Old Notes and return any Old Notes that have been tendered to the holders thereof, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject to the rights of such holders of tendered Old Notes to withdraw their tendered Old Notes, or (iii) waive such termination event with respect to the Exchange Offer and accept all properly tendered Old Notes that have not been withdrawn. If such waiver constitutes a material change in the Exchange Offer, the Company will disclose such change by means of a supplement to this Prospectus that will be distributed to each registered holder of Old Notes, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered holders of the Old Notes, if the Exchange Offer would otherwise expire during such period.

Exchange Agent

         State Street Bank and Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

     By Hand:                                By Mail or Overnight Courier:

     State Street Bank and Trust Company     State Street Bank and Trust Company
     Corporate Trust Department              Corporate Trust Department
     Two International Place                 Two International Place
     Boston, Massachusetts  02110            Boston, Massachusetts  02110
     Attention:  Sandy Wong                  Attention:  Sandy Wong

                             Facsimile Transmission:
                                 (617) 664-5290


Fees and Expenses

         The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail. Additional solicitations may be made by officers and regular employees of the Company and its affiliates in person, by telegraph or by telephone.

         The Company will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus, Letters of Transmittal and related documents to the beneficial owners of the Old Notes and in handling or forwarding tenders for exchange.

         The expenses to be incurred in connection with the Exchange Offer, including fees and expenses of the Exchange Agent and Trustee and accounting and legal fees, will be paid by the Company.

         The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes or Old Notes not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Accounting Treatment

         The New Notes will be recorded at the same carrying value as the Old Notes, which is face value, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company upon the consummation of the Exchange Offer. The expenses of the Exchange Offer will be amortized by the Company over the term of the New Notes under generally accepted accounting principles.


                          DESCRIPTION OF THE NEW NOTES

         The New Notes are to be issued under an Indenture and a Supplemental Indenture, each dated as of December 18, 1997 (collectively, the "Indenture"), between the Company and State Street Bank and Trust Company (the "Trustee"). The terms of the New Notes include those stated in the Indenture and those made a part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The New Notes are subject to all such terms, and holders of the Old Notes and the New Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The Indenture has been filed with the Commission and is incorporated by reference herein and is available for inspection at the corporate trust office of the Trustee at Two International Place, Boston, Massachusetts 02110. The statements made hereunder relating to the Indenture and the New Notes to be issued thereunder are summaries of certain provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture and such New Notes. All section references appearing herein are to sections of the Indenture, and capitalized terms used but not defined herein shall have the respective meanings set forth in the Indenture.

General

         The New Notes will be limited to an aggregate principal amount of $150,000,000 and will mature, unless previously redeemed, on December 18, 2002. The New Notes will be issued in registered form, without coupons, and in denominations of $100,000 and integral multiples of $1,000 in excess thereof. The New Notes will be senior unsecured obligations of the Company and will rank equally with each other and with all other unsecured and unsubordinated indebtedness of the Company from time to time outstanding. The New Notes will be effectively subordinated to mortgages and other secured indebtedness of the Company and to indebtedness and other liabilities of any Subsidiaries (as defined below). Accordingly, such prior indebtedness will have to be satisfied in full before holders of the New Notes will be able to realize any value from the secured or indirectly held properties.

         As of March 1, 1998, the total outstanding indebtedness of the Company and its Subsidiaries (including net borrowings made for acquisitions during the period of October 1, 1997 through March 1, 1998 under the Bank Credit Facility) was approximately $758 million, of which approximately 97% was unsecured, and the indebtedness of the Company's Subsidiaries was $26 million. In addition, the Company's Subsidiaries (with certain exceptions) are guarantors of the Company's Bank Credit Facility. The Bank Credit Facility is currently an unsecured revolving credit facility in the amount of $450 million. The Company and its Subsidiaries may incur additional indebtedness, including secured indebtedness, subject to the provisions described below under "--Certain Covenants--Limitations on Incurrence of Debt."

         Except as described under "--Merger, Consolidation or Sale" and "--Certain Covenants" below, the Indenture does not contain any other provisions that would limit the ability of the Company to incur indebtedness or that would afford holders of the New Notes protection in the event of (i) a highly leveraged or similar transaction involving the Company or any affiliate of the Company, (ii) a change of control, or (iii) a reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect the holders of the New Notes. In addition, subject to the limitations set forth under "--Merger, Consolidation or Sale" and "--Certain Covenants" below, the Company may, in the future, enter into certain transactions such as the sale of all or substantially all of its assets or the merger or consolidation of the Company that would increase the amount of the Company's indebtedness or substantially reduce or eliminate the Company's assets, which may have an adverse effect on the Company's ability to service its indebtedness, including the New Notes. The Company and its management have no present intention of engaging in a highly leveraged or similar transaction involving the Company.

Interest

         Interest on the New Notes will accrue at the rate of 6 3/4% per annum. Interest on the New Notes will be payable semi-annually in arrears on June 18 and December 18 commencing on June 18, 1998 (each, an "Interest Payment Date"), and on the date of maturity or earlier redemption of the New Notes, as the case may be (the "Maturity Date"). The interest so payable will be paid to the person (the "Holder") in whose name the applicable New Note is registered at the close of business on the date (whether or not a Business Day) 15 calendar days preceding the applicable Interest Payment Date or the Maturity Date (each, a "Regular Record Date"). Interest on the New Notes will accrue from the most recent date to which the interest has been paid or, if no interest has been paid, from the date of original issuance. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The New Notes will be payable both as to principal and interest at the corporate trust office of the Trustee, initially at Two International Place, Boston, Massachusetts 02110, or, at the option of the Company, payment of interest may be made by check mailed to the Holders of New Notes at their addresses set forth in the register of Holders of New Notes.

Optional Redemption of New Notes

         Until the third month prior to their stated Maturity Date, the New Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at 100% of the outstanding principal amount thereof, plus accrued and unpaid interest to but excluding the applicable redemption date, plus the Make-Whole Amount. On and after the third month prior to the stated Maturity Date for the New Notes, the New Notes will be subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at 100% of the outstanding principal amount thereof, plus accrued and unpaid interest to but excluding the applicable redemption date.

         The Company is not required to make sinking fund or redemption payments with respect to the New Notes.

         "Make-Whole Amount" means, in connection with any optional redemption or accelerated payment of any New Notes, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a
semiannual   basis,  such  principal  and  interest  at  the  Reinvestment  Rate
(determined on the third Business Day preceding the date such notice of redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, over (ii) the aggregate principal amount of the New Notes being redeemed or paid.

         "Reinvestment Rate" means 0.25% (twenty-five one hundredths of one percent) plus the yield on treasury securities at constant maturity under the heading "Week Ending" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For purposes of calculating the Reinvestment Rate, the most recent
Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

         "Statistical Release" means the statistical release designated "H. 15(519)" or any successor publication which is published weekly by the Federal
Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination under the Indenture, then any publicly available source of similar market data which shall be designated by the Company.

Certain Covenants

         Existence. Except as permitted under "--Merger, Consolidation or Sale" below, the Company will be required to do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business.

         Provision of Financial Information. Whether or not the Company is subject to Section 13 or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13 or 15(d) (the "Financial Statements") if the Company were so subject, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been so required to file if the Company were so subject. The Company will also in any event (i) within 15 days of each Required Filing Date (a) transmit by mail to all Holders of the New Notes, as their names and addresses appear in the Company's register of holders of New Notes, without cost to the Holders, copies of the annual reports and quarterly reports which the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to such Sections, and (b) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to such Sections, and (ii) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder of the New Notes.

         Limitations on Incurrence of Debt. The Company will not, and will not permit any Subsidiary to, incur any Debt (as defined below) if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum ("Adjusted Total Assets") of (without duplication) (i) the Total Assets (as defined below) of the Company and its Subsidiaries as of the end of the calendar quarter covered in the Company's Annual Report on Form 10-K, or the Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Company or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

         In addition to the foregoing limitations on the incurrence of Debt, the Company will not, and will not permit any Subsidiary to, incur any Secured Debt (as defined below) if, immediately after giving effect to the incurrence of such additional Secured Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Secured Debt of the Company and its Subsidiaries on a consolidated basis is greater than 40% of Adjusted Total Assets.

         In addition to the foregoing limitations on the Incurrence of Debt, the Company will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service (as defined below) to the Annual Debt Service (as defined below) for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5x, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Debt and any other Debt incurred by the Company and its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period; (ii) the repayment or retirement of any other Debt by the Company and its Subsidiaries since the first date of such four-quarter period had been repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt repaid under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period); (iii) in the case of Acquired Debt (as defined below) or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and (iv) in the case of any acquisition or disposition by the Company or its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such as adjusted calculation.

         Maintenance of Total Unencumbered Assets. The Company and its Subsidiaries will maintain Total Unencumbered Assets (as defined below) of not less than 200% of the aggregate outstanding principal amount of the Unsecured Debt (as defined below) of the Company and its Subsidiaries on a consolidated basis.

         As used herein:

         "Acquired Debt" means Debt of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

         "Annual Debt Service" as of any date means the maximum amount which is expensed in any 12-month period for interest on Debt of the Company and its Subsidiaries.

         "Capital Stock" means, with respect to any Person, any capital stock (including preferred stock), shares, interests, participation or other ownership interests (however designated) of such Person and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options to purchase any thereof.

         "Consolidated Income Available for Debt Service" for any period means Earnings from Operations (as defined below) of the Company and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication): (i) interest on Debt of the Company and its Subsidiaries, (ii) provision for taxes of the Company and its Subsidiaries based on income, (iii) amortization of debt discount and deferred financing costs, (iv) provisions for gains and losses on properties and property depreciation and amortization, (v) the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period and (vi) amortization of deferred charges.

         "Debt" of the Company or any Subsidiary means, without duplication, any indebtedness of the Company or any Subsidiary, whether or not contingent, in respect of (i) borrowed money or evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness for borrowed money secured by any encumbrance existing on property owned by the Company or any Subsidiary, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued (other than letters of credit issued to provide credit enhancement or support with respect to other indebtedness of the Company or any Subsidiary otherwise reflected as Debt hereunder) or amounts representing the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable, or all conditional sale obligations or obligations under any title retention agreement, (iv) the principal amount of all obligations of the

Company or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock, or (v) any lease of property by the Company or any Subsidiary as lessee which is reflected on the Company's consolidated balance sheet as a capitalized lease in accordance with GAAP, to the extent, in the case of items of indebtedness under (i) through (iii) above, that any such items (other than letters of credit) would appear as a liability on the Company's consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by the Company or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than the Company or any Subsidiary) (it being understood that Debt shall be deemed to be incurred by the Company or any Subsidiary whenever the Company or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof).

         "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which by the terms of such Capital Stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than Capital Stock which is redeemable solely in exchange for common stock or shares), (ii) is convertible into or exchangeable or exercisable for Debt or Disqualified Stock, or (iii) is redeemable at the option of the holder thereof, in whole or in part (other than Capital Stock which is redeemable solely in exchange for common stock or shares), in each case on or prior to the stated maturity of the New Notes.

         "Earnings from Operations" for any period means net earnings excluding gains and losses on sales of investments, extraordinary items and property valuation losses, as reflected in the financial statements of the Company and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

         "Secured Debt" means Debt secured by any mortgage, lien, charge, pledge or security interest of any kind.

         "Subsidiary" means any corporation or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests of which are owned, directly or indirectly, by the Company or one or more other Subsidiaries of the Company. For the purposes of this definition, "voting equity securities" means equity securities having voting power for the election of directors, whether at all times or only so long as no senior class of security has such voting power by reason of any contingency.

         "Total Assets" as of any date means the sum of (i) the Undepreciated Real Estate Assets and (ii) all other assets of the Company and its Subsidiaries determined in accordance with GAAP (but excluding accounts receivable and intangibles).

         "Total Unencumbered Assets" means the sum of (i) those Undepreciated Real Estate Assets not subject to an encumbrance for borrowed money and (ii) all other assets of the Company and its Subsidiaries not subject to an encumbrance for borrowed money determined in accordance with GAAP (but excluding accounts receivable and intangibles).

         "Undepreciated Real Estate Assets" as of any date means the cost (original cost plus capital improvements) of real estate assets of the Company and its Subsidiaries on such date, before depreciation and amortization determined on a consolidated basis in accordance with GAAP.

         "Unsecured Debt" means Debt which is not secured by any of the properties of the Company or any Subsidiary.

Merger, Consolidation or Sale

         The Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity, provided that (i) either the Company shall be the continuing entity, or the successor entity (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets is a Person organized and existing under the laws of the United States or any state thereof and shall expressly assume the due and punctual payment of the principal of (and premium or Make-

Whole Amount, if any) and any interest on all of the New Notes and the due and punctual performance and observance of all of the covenants and conditions contained in the Indenture to be performed by the Company; (ii) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any Subsidiary as a result thereof as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default under the Indenture, and no event which after notice or the lapse of time, or both, would become such an Event of Default, shall have occurred and be continuing; and (iii) an Officers' Certificate and legal opinion covering such conditions shall be delivered to the Trustee.

Events of Default, Notice and Waiver

         The Indenture provides that the following events are "Events of Default" with respect to the New Notes: (i) default for 30 days in the payment of any installment of interest payable on any New Note when due and payable;
(ii) default in the payment of the principal of (or premium or Make-Whole Amount, if any, on) any New Note when due and payable; (iii) default in the performance, or breach, of any covenant of the Company contained in the Indenture (other than a covenant added to the Indenture solely for the benefit of a series of Debt Securities (as defined) other than the New Notes), which continues for 60 days after written notice as provided in the Indenture; (iv) default under any bond, debenture, note, mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company (or by any Subsidiary, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor) having an aggregate principal amount outstanding of at least $20,000,000, whether such indebtedness now exists or shall hereafter be incurred or created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged or such acceleration having been rescinded or annulled within a period of 10 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the outstanding New Notes, as provided in the Indenture; or (v) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any Significant Subsidiary or for all or substantially all of either of its property. "Significant Subsidiary" means any Subsidiary which is a "significant subsidiary" (within the meaning of Regulation S-X, promulgated under the Securities Act) of the Company.

         See "Description of Indenture--Events of Default, Notice and Waiver" below for a description of rights, remedies and other matters relating to Events of Default.

Discharge, Defeasance and Covenant Defeasance

         The provisions of the Indenture relating to defeasance and covenant defeasance described under "Description of Indenture--Discharge, Defeasance and Covenant Defeasance" below will apply to the New Notes.

Book-Entry System

         Old Notes were represented initially by a permanent global certificate in fully registered form without interest coupons (the "Global Note") and were registered in the name of a nominee of DTC and deposited with DTC or its custodian. The Global Note was subject to certain restrictions on transfer. Beneficial interests in the Global Note may be transferred to a person who takes delivery in the form of an interest in a single global certificate in fully registered form without interest coupons, whether before, on or after such 40th day, only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 under the Securities Act (an "Unrestricted Global Note Certification"). Any beneficial interest in one of the global notes that is transferred to a person who takes delivery in the form of an interest in the other global note will, upon transfer, cease to be an interest in such global note and will become an interest in the other global note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures and restrictions applicable to beneficial interests in such other global note for as long as it remains such an interest.

         The Global Note, to the extent directed by the holders thereof in their Letters of Transmittal, will be exchanged through book-entry electronic transfer for a Global Note (the "New Global Note") in definitive fully-registered form without interest coupons registered in the name of a nominee of DTC and held by the Trustee as custodian. Except in the limited circumstances described below, owners of beneficial interests in the New Global Note will not be entitled to receive physical delivery of Notes.

         Upon the issuance of the New Global Note, DTC or its custodian will credit, in its internal system, the respective principal amount of the individual beneficial interests represented by the New Global Note to the accounts of persons who have accounts with DTC. Ownership of beneficial interest in the New Global Note will be limited to persons who have accounts with DTC ("DTC Participants") or persons who hold interests through DTC Participants. Ownership of beneficial interests in the New Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of DTC Participants) and the records of DTC Participants (with respect to interests of persons other than DTC Participants).

         Investors may hold their interests in the New Global Note through Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear") or Citibank, N.A., as depositary for Cedel S.A. ("Cedel"), if they are participants in such systems, or indirectly through organizations that are participants in such systems. Investors may also hold such interests through organizations other than Euroclear and Cedel that are participants in the DTC system. Euroclear and Cedel will hold interests in the New Global Note on behalf of their account holders through customers' securities accounts in their respective names on the books of their respective depositaries, which in turn will hold such interests in the New Global Note in customers' securities accounts in the depositaries' names on the books of DTC. Investors may also hold their interests in the New Global Note directly through DTC, if they are DTC Participants, or indirectly through organizations which are DTC Participants.

         Payments of the principal of and interest on the New Global Note will be made to DTC or its nominee as the registered owner thereof. The Company will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the New Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         The Company expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of the New Global Note representing any New Notes held by it or its nominee, will credit DTC Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the New Global Note as shown on the records of DTC or its nominee. The Company also expects that payments by DTC Participants to owners of beneficial interests in the New Global Note held through such DTC Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such DTC Participants.

         If DTC is at any time unwilling or unable to continue as depositary or is ineligible to act as depositary and a successor depositary is not appointed by the Company within 90 days after the Company is notified by DTC or becomes aware of such condition, the Company will issue New Notes in definitive form in exchange for the New Global Note representing the New Notes.

         Individual definitive New Notes will not be eligible for clearing and settlement through Euroclear, Cedel or DTC.

Same-Day Settlement and Payment

         All payments of principal and interest in respect of the New Notes will be made by the Company in immediately available funds.

                            DESCRIPTION OF INDENTURE

         The New Notes will be issued pursuant to the Indenture and the supplement relating thereto, which was entered into between the Company and the Trustee. The Indenture provides for the issuance of multiple series of debt securities, including the New Notes (each "Debt Securities") in accordance with the terms thereof and the applicable supplemental indenture. The statements made hereunder relating to the Indenture and the Debt Securities to be issued thereunder are summaries and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture and such Debt Securities. Terms of the supplemental indenture with respect to the New Notes, certain of which are described above under
"Description of the New Notes," supersede conflicting provisions of the Indenture described below, insofar as applicable to the New Notes. The description of certain provisions of the Indenture described below does not purport to be complete, and reference is made to the definitive Indenture and the supplemental indenture relating to the New Notes, copies of which are available upon request from the Company.

General

         The Debt Securities may be issued without limit as to aggregate principal amount, in one or more series, in each case as established from time to time in or pursuant to authority granted by a resolution of the Board of Trustees of the Company or as established in one or more indentures supplemental to the Indenture. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the Debt Securities of such series, for issuances of additional Debt Securities of such series.

         It is anticipated that any Indenture will provide that the Company may, but need not, designate more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under the Indenture may resign or be removed with respect to one or more series of Debt Securities, and a successor Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a trustee of a trust under the Indenture separate and apart from the trust administered by any other Trustee, and, except as otherwise indicated herein, any action described herein to be taken by the Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the Indenture.

         Except as described under "Description of the New Notes--Certain Covenants" and "Description of New Notes--Merger, Consolidation or Sale," and "The Exchange Offer," the Indenture does not contain any other provisions that limit the ability of the Company to incur indebtedness or that afford holders of the Debt Securities protection in the event of a highly leveraged or similar transaction involving the Company. However, restrictions on ownership and transfers of the Company's capital stock, designed to preserve its status as a REIT, may act to prevent or hinder a change of control.

Denominations, Interest, Registration and Transfer

         Any interest not punctually paid or duly provided for on any interest payment date with respect to a Debt Security ("Defaulted Interest") will forthwith cease to be payable to the holder on the applicable regular record date and may either be paid to the person in whose name such Debt Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the holder of such Debt Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the Indenture.

         Subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such Debt Securities at the corporate trust office of the Trustee. In addition, subject to certain limitations imposed upon Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for conversion or registration of transfer thereof at the corporate trust office of the Trustee. Every Debt Security surrendered for conversion, registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Trustee or the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Company may at any time rescind the designation of any transfer agent designated by the Company with respect to any series of Debt Securities or approve a change in the location through which any such transfer agent acts, except that the Company will be required to maintain a transfer agent in each place of payment for such series. The Company may at any time designate transfer agents in addition to the Trustee with respect to any series of Debt Securities.

         Neither the Company nor the Trustee shall be required to (i) issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on
(a) if such Debt Securities are issuable only as registered securities, the day of the mailing of the relevant notice of redemption and (b) if such Debt Securities are issuable as bearer securities, the day of the first publication of the relevant notice of redemption or, if such Debt Securities are also issuable as registered securities and there is no publication, the mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any registered security so selected for redemption in whole or in part, except, in the case of any registered security to be redeemed in part, the portion thereof not to be redeemed, or (iii) to exchange any bearer security so selected for redemption except that such a bearer security may be exchanged for a registered security of that series and like tenor; provided that such registered security shall be simultaneously surrendered for redemption, or (iv) to issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Security not to be so repaid.

Events of Default, Notice and Waiver

         The Indenture will provide that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder: (a) default for 30 days in the payment of any installment on any Debt Security of such series; (b) default in the payment of the principal of (or premium, if any,
on) any Debt Security of such series at its maturity; (c) default in making any sinking fund payments as required for any Debt Security of such series; (d) default in the performance of any other covenant of the Company contained in the Indenture (other than a covenant added to the Indenture solely for the benefit of a series of Debt Securities issued thereunder other than such series), such default having continued for 60 days after written notice as provided in the Indenture; (e) default in the payment of an aggregate principal amount exceeding $20,000,000 of any evidence of indebtedness of the Company or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured, such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled; (f) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company or any Significant Subsidiary (as hereinafter defined) or any of their respective property; and (g) any other event of default provided with respect to a particular series of Debt Securities. The term "Significant Subsidiary" means each significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act) of the Company.

         If an Event of Default (other than an Event of Default described in clause (f) above) under the Indenture with respect to Debt Securities of any series at the time outstanding occurs and is continuing, then in every such case the Trustee or the holders of not less than a majority in principal amount of the outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Debt Securities that provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof (an "Original Issue Discount Security") or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all of the Debt Securities of that series to be due and payable immediately by written notice thereof to the Company (and to the Trustee if given by the holders). If an Event of Default described in clause (f) above with respect to the Debt Securities of any series at the time outstanding shall occur, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security or other Debt Security, such specified amount) will automatically, and without any action by the Trustee or any holder of such series of Debt Securities, become immediately due and payable. However, at any time after such a declaration of acceleration with respect to Debt Securities of such series (or of all Debt Securities then outstanding under the

Indenture, as the case may be) has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of not less than a majority in principal amount of outstanding Debt Securities of such series (or of all Debt Securities then outstanding under the Indenture, as the case may be) may rescind and annul such declaration and its consequences if
(i) the Company shall have deposited with the Trustee all required payments of the principal of (and premium, if any) and interest on the Debt Securities of such series (or of all Debt Securities then outstanding under the Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the Trustee, and (ii) all Events of Default, other than the non-payment of accelerated principal (or specified portion thereof), or premium, if any, or interest on the Debt Securities of such series (or of all Debt Securities then outstanding under the Indenture, as the case may be) have been cured or waived as provided in the Indenture. The Indenture will also provide that the holders of not less than a majority in principal amount of the outstanding Debt Securities of any series (or of all Debt Securities then outstanding under the Indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default (i) in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or (ii) in respect of a covenant or provision contained in the Indenture that cannot be modified or amended without the consent of the holder of each outstanding Debt Security affected thereby.

         The Trustee will be required to give notice to the holders of Debt Securities within 90 days of a default under the Indenture unless such default has been cured or waived; provided, however, that the Trustee may withhold notice to the holders of any series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if specified responsible officers of the Trustee consider such withholding to be in the interest of such holders.

         The Indenture will provide that no holders of Debt Securities of any series may institute any proceedings, judicial or otherwise, with respect to the Indenture or for any remedy thereunder, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than a majority in principal amount of the outstanding Debt Securities of such series, as well as an offer of reasonable indemnity. This provision will not prevent, however, any holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on such Debt Securities at the respective due dates thereof.

         Subject to provisions in the Indenture relating to its duties in case of default, the Trustee will not be under any obligation to exercise any of its rights or powers under the Indenture at the request or direction of any holders of any series of Debt Securities then outstanding under the Indenture, unless such holders shall have offered to the Trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding Debt Securities of any series (or of all Debt Securities then outstanding under the Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee. However, the Trustee may refuse to follow any direction which is in conflict with any law or the Indenture, which may involve the Trustee in personal liability or which may be unduly prejudicial to the holders of Debt Securities of such series not joining therein.

         The Company will be required to deliver to the Trustee annually a certificate, signed by one of several specified officers of the Company, stating whether or not such officer has knowledge of any default under the Indenture and, if so, specifying each such default and the nature and status thereof.

Modification of the Indenture

         Modifications and amendments of the Indenture will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding Debt Securities or series of outstanding Debt Securities which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each such Debt Security affected thereby, (i) change the stated maturity of the principal of, or any installment of interest (or premium, if any) on any such Debt Security; (ii) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such Debt Security; (iii) change the place of payment, or the coin or currency, for payment of principal of, premium, if any, or interest on any such Debt Security; (iv) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (v) reduce the above-stated percentage of outstanding Debt Securities of any series necessary to modify or amend the Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture; or (vi) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such Debt Security.

         The Indenture will provide that the holders of not less than a majority in principal amount of a series of outstanding Debt Securities have the right to waive compliance by the Company with certain covenants relating to such series of Debt Securities in the Indenture.

         Modifications and amendments of the Indenture will be permitted to be made by the Company and the Trustee thereunder without the consent of any holder of Debt Securities for any of the following purposes: (i) to evidence the succession of another person to the Company as obligor under the Indenture; (ii) to add to the covenants of the Company for the benefit of the holders of all or any series of Debt Securities or to surrender any right or power conferred upon the Company in the Indenture; (iii) to add events of default for the benefit of the holders of all or any series of Debt Securities; (iv) to add or change any provisions of the Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities in bearer form, or to permit or facilitate the issuance of Debt Securities in uncertificated form; provided that such action shall not adversely affect the interests of the holders of the Debt Securities in any material respect; (v) to change or eliminate any provisions of the Indenture; provided that any such change or elimination shall become effective only when there are no Debt Securities outstanding of any series created prior thereto which are entitled to the benefit of such provision; (vi) to secure the Debt Securities; (vii) to establish the form or terms of Debt Securities of any series, including the provisions and procedures, if applicable, for the conversion of such Debt Securities into common shares or preferred shares;
(viii) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee; (ix) to cure any ambiguity, defect or inconsistency in the Indenture; provided that such action shall not adversely affect the interests of holders of Debt Securities of any series in any material respect; or (x) to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities;
provided that such action shall not adversely affect the interests of the holders of the Debt Securities of any series in any material respect.

         The Indenture will provide that in determining whether the holders of the requisite principal amount of outstanding Debt Securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of Debt Securities, (i) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof, (ii) the principal amount of a Debt Security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for such Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such Debt Security of the amount determined as provided in (i) above), (iii) the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided with respect to such indexed security in the Indenture, and (iv) Debt Securities owned by the Company or any other obligor upon the Debt Securities or any affiliate of the Company or of such other obligor shall be disregarded.

         The Indenture will contain provisions for convening meetings of the holders of Debt Securities of a series. A meeting may be called at any time by the Trustee, and also, upon request, by the Company or the holders of at least 25% in principal amount of the outstanding Debt Securities of such series, in any such case, upon notice given as provided in the Indenture. Except for any consent that must be given by the holder of each Debt Security affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding Debt Securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding Debt Securities for that series. Any resolution passed or decision taken at any meeting of holders of Debt Securities of any series duly held in accordance with the Indenture will be binding on all holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding Debt Securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding Debt Securities of such series will constitute a quorum.

         Notwithstanding the foregoing provisions, the Indenture will provide that if any action is to be taken at a meeting of holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Indenture expressly provides may be made, given or taken by the holders of such series and one or more additional series: (i) there shall be no minimum quorum requirement for such meeting and (ii) the principal amount of the outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture.

Discharge, Defeasance and Covenant Defeasance

         The Company may discharge certain obligations to holders of any series of Debt Securities that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium, if any) and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

         The Indenture may provide that, if certain provisions thereof are made applicable to the Debt Securities of or within a series pursuant to the
Indenture, the Company may elect either (i) to defease and be discharged from any and all obligations with respect to such Debt Securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities and to hold moneys for payment in trust) ("defeasance") or (ii) to be released from its obligations with respect to such Debt Securities under certain sections of the Indenture (including the restrictions described under "Description of the New Notes--Certain Covenants") and, if provided pursuant to the Indenture, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an event of default with respect to such Debt Securities ("covenant defeasance"), in either case upon the irrevocable deposit by the Company with the Trustee, in trust, of an amount, in such currency or currencies, currency unit or units of composite currency or currencies in which such Debt Securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such Debt Securities which through the scheduled payment of principal and interest, in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled dates therefor.

         Such a trust may be established only if, among other things, the Company has delivered to the Trustee an opinion of counsel (as specified in the Indenture) to the effect that the holders of such Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred.

         "Government Obligations" means securities which are (i) direct obligations of the United States of America or the government which issued the foreign currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the Debt Securities of a particular series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligations or the specific payment of interest on or principal of the Government Obligations evidenced by such depository receipt.

         Unless otherwise provided in the applicable supplement indenture for any series of Debt Securities (other than the New Notes), if after the Company has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series, (i) the holder of a Debt Security of such series is entitled to, and does, elect pursuant to the Indenture or the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security, or (ii) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate. "Conversion Event" means the cessation of use of (i) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or (iii) any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise provided in the applicable supplemental indenture for any series of Debt Securities (other than the New Notes), all payments of principal of (and premium, if any) and interest on any Debt Security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

         In the event the Company effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any event of default other than the event of default described in clause (d) under "--Events of Default, Notice and Waiver" above with respect to certain sections of the Indenture (which sections would no longer be applicable to such Debt Securities) or described in clause (g) under "--Events of Default, Notice and Waiver" with respect to any other covenant as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such Debt Securities are payable, and Government Obligations on deposit with the Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their stated maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such event of default. However, the Company would remain liable to make payment of such amounts due at the time of acceleration.

         The applicable supplemental indenture for any series of Debt Securities (other than the New Notes) may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         The following summary, which describes the principal United States Federal income tax consequences resulting from the exchange of Old Notes for New Notes and the ownership and disposition of New Notes, is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change (including changes in effective dates) or possible differing interpretations. The following discussion deals only with Notes held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, banks, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding Notes as a hedge against currency risks or as a position in a "straddle" for tax purposes, or persons whose functional currency is not the United States dollar. It also does not deal with holders of the Notes other than original purchasers of the Old Notes. Persons considering owning the Notes should consult their own tax advisors concerning the application of United States Federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the Notes arising under the laws of any other taxing jurisdiction.

         As used herein, the term "U.S. Holder" means a beneficial owner of a Note that is for United States Federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation or partnership (or other entity treated as a corporation or partnership for United States Federal income tax purposes) created or organized in or under the laws of the United States or of any political subdivision thereof (unless otherwise provided by Treasury Regulations), (iii) an estate the income of which is subject to United States Federal income taxation regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust (or certain electing trusts in existence on August 20, 1996 to the extent provided in Treasury Regulations), or (v) any other person whose income or gain in respect of a Note is effectively connected with the conduct of a United States trade or business. As used herein, the term "non-U.S. Holder" means a beneficial owner of a Note that is not a U.S. Holder.

         EACH HOLDER IS STRONGLY URGED TO CONSULT ITS TAX ADVISERS REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF EXCHANGING OLD NOTES FOR NEW NOTES AND HOLDING AND DISPOSING OF THE NEW NOTES.

Exchange Offer

         An exchange of Old Notes for New Notes pursuant to the Exchange Offer should be regarded for Federal income tax purposes as a nontaxable continuation of the Old Notes, and a holder should have the same adjusted basis and holding period in the New Notes upon receipt as it had in the Old Notes immediately before the exchange.

The Notes

         For U.S. Federal income tax purposes, each Note will be treated as indebtedness issued by the Company.

U.S. Holders

         Interest. Interest on a Note will generally be includible in the gross income of a U.S. Holder as ordinary interest income at the time the interest is received or when it accrues in accordance with the U.S. Holder's regular method of tax accounting. Such interest will be treated as U.S. source income for U.S. Federal income tax purposes.

         Disposition. A U.S. Holder will recognize taxable gain or loss on the sale, exchange, redemption, retirement or other disposition of a Note in an amount equal to the difference between the amount realized from such disposition (other than amounts attributable to accrued interest which would otherwise be taxable as ordinary interest income) and the U.S. Holder's adjusted tax basis in the Note. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the Note for more than one year at the time of disposition; preferential rates of tax may apply to gains recognized by noncorporate U.S. Holders upon the disposition of Notes held for more than eighteen months.

         Gain or Income Received by a Foreign Corporation. A foreign corporation whose income or gain in respect of a Note is effectively connected with the conduct of a United States trade or business, in addition to being subject to regular U.S. Federal income tax, may be subject to a branch profits tax equal to 30% of its "effectively connected earnings and profits" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

Non-U.S. Holders

         Generally, a non-U.S. Holder will not be subject to United States Federal income taxes on payments of principal, premium, if any, or interest on a Note, or on any gain upon disposition or retirement of a Note, if (i) such non-U.S. Holder does not own 10% or more of the shares of beneficial interest of the Company and (ii) the last United States payor in the chain of payment (the "Withholding Agent") has received in the year in which a payment of interest or principal occurs, or in either of the two preceding calendar years, a statement signed by the beneficial owner of the Note under penalties of perjury certifying that such owner is not a U.S. Holder and providing the name and address of the beneficial owner. The statement may be made on an Internal Revenue Service ("IRS") Form W-8 or a substantially similar form, and the beneficial owner must inform the Withholding Agent of any change in the information on the statement within 30 days of such change. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement to the Withholding Agent. However, in such case, the signed statement must be accompanied by a copy of the IRS Form W-8 or the substitute form provided by the beneficial owner to the organization or institution. Interest received or gain recognized by a non-U.S. Holder which does not qualify for exemption from taxation will be subject to United States Federal income tax and withholding tax at a rate of 30% unless reduced or eliminated by applicable tax treaty.

         Treasury Regulations issued on October 6, 1997 (the "New Regulations") alter the withholding rules on interest paid to a non-U.S. Holder of a Note. The New Regulations are generally effective with respect to interest paid after December 31, 1998. Withholding will generally be excused under the New Regulations if the non-U.S. Holder owns less than 10% of the shares of beneficial interest of the Company and if such non-U.S. Holder executes a necessary IRS Form W-8. Moreover, under the New Regulations, to obtain a reduced rate of withholding under an income tax treaty, a non-U.S. Holder generally will be required to provide an IRS Form W-8 certifying such non-U.S. Holder's entitlement to benefits under the treaty. The New Regulations also provide special rules to determine whether, for purposes of determining the applicability of a tax treaty, interest paid to a non-U.S. Holder that is an entity should be treated as paid to the entity or to those holding the ownership interests in that entity, and whether such entity or such holders in the entity are entitled to benefits under the tax treaty. The New Regulations also alter the information reporting and backup withholding rules applicable to non-U.S. Holders and, among other things, provide certain presumptions under which a non-U.S. Holder is subject to backup withholding and information reporting until certification of non-U.S. status is received from such non-U.S. Holder. The foregoing is not intended to be a complete discussion of the New Regulations, and non-U.S. Holders are urged to consult their tax advisors with respect to the effect of the New Regulations on an investment in the Notes.

         The Notes will not be includible in the estate of a non-U.S. Holder for United States estate tax purposes unless the individual owns directly or indirectly 10% or more of the shares of beneficial interest of the Company or, at the time of such individual's death, payments in respect of the Notes would have been effectively connected with the conduct by such individual of a trade or business in the United States.

Backup Withholding

         Backup withholding of United States Federal income tax at a rate of 31% may apply to payments made in respect of the Notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information (such as the registered owner's taxpayer identification number) in the required manner. Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the Notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Holders who are not exempt recipients.

         In addition, upon the sale of a Note by or through a broker, the broker must withhold 31% of the entire purchase price, unless either (i) the broker determines that the seller is a corporation or other exempt recipient or (ii) the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Holder, certifies that such seller is a non-U.S. Holder (and certain other conditions are met). Such a sale must also be reported by the broker to the IRS, unless either (i) the broker determines that the seller is an exempt recipient or (ii) the seller certifies its non-U.S. status (and certain other conditions are met). Certification of the registered owner's non-U.S. status would be made normally on an IRS Form W-8 under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

         Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States Federal income tax provided the required information is furnished to the IRS.


                              PLAN OF DISTRIBUTION

         Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed for a period of at least 120 days after the consummation of the Exchange Offer to make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until __________, 1998, all dealers effecting transactions in the New Notes may be required to deliver a prospectus.

         The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own accounts pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         For a period of at least 120 days after the consummation of the Exchange Offer, the Company will promptly send additional copies of this
Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter to Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of any special counsel for the holders of the Old Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Old Notes participating in the Exchange Offer (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.


                              TRANSFER RESTRICTIONS

         Unless and until an Old Note is exchanged for a New Note pursuant to the Exchange Offer, its will bear the following legend on the face thereof:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND SUCH SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO THE COMPANY, (2) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
         (3) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (5) IN A TRANSACTION OTHERWISE EXEMPT FROM THE
         REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY OTHER APPLICABLE LAW.

         TRANSFERS AND EXCHANGES OF THIS SECURITY ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE INDENTURE.

         The New Notes will not contain such restrictive legends or be otherwise subject to the restrictions on their transfer, except that the New Global Notes shall bear the following legend on the face thereof:

         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                                  LEGAL MATTERS

         Certain legal matters with respect to the New Notes will be passed upon for the Company by Sullivan & Worcester LLP, Boston, Massachusetts. Sullivan & Worcester LLP will rely, as to all matters of Maryland law, upon the opinion of Piper & Marbury L.L.P., Baltimore, Maryland. Barry M. Portnoy was a partner in the firm of Sullivan & Worcester LLP until March 31, 1997 and is a Managing Trustee of the Company and of HPT, a director and 50% shareholder of HRPT Advisors, Inc. ("Advisors") and REIT Management & Research, Inc., the Company's investment advisor ("RMR"), and a director and/or significant shareholder of certain lessees of the Company. Sullivan & Worcester LLP represents HPT, Advisors, RMR, certain of such lessees and certain of their affiliates on various matters.

                                     EXPERTS

         The consolidated financial statements of the Company included in the Company's Current Report on Form 8-K dated February 27, 1998 and incorporated by reference in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference, which, as to the years 1996 and 1997, are based in part on the report of Arthur Andersen LLP, independent public accountants. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

         The consolidated financial statements of Marriott International, Inc. incorporated by reference in this Prospectus and elsewhere in the registration statement to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

                            -------------------------

THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING THE COMPANY, DATED JULY 1, 1994, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO (THE "DECLARATION"), IS DULY FILED IN THE OFFICE OF THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HEALTH AND RETIREMENT PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER,
SHAREHOLDER, EMPLOYEE OR AGENT OF THE COMPANY SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE COMPANY. ALL PERSONS DEALING WITH THE COMPANY, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE COMPANY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

                               INDEX TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


Introduction to Unaudited Pro Forma Consolidated Financial Statements...........................................F-2

Unaudited Pro Forma Consolidated Balance Sheet as of December 31, 1997..........................................F-3

Unaudited Pro Forma Consolidated Statement of Income for the year ended December 31, 1997.......................F-4

Notes to Unaudited Pro Forma Consolidated Financial Statements..................................................F-5

                     HEALTH AND RETIREMENT PROPERTIES TRUST

              Unaudited Pro Forma Consolidated Financial Statements

         The following unaudited pro forma consolidated balance sheet as of December 31, 1997 and the consolidated statement of income for the year ended December 31, 1997, present the consolidated financial position and the results of operations of Health and Retirement Properties Trust and consolidated subsidiaries (the "Company") as if the transactions described in the notes to unaudited financial statements were consummated on January 1, 1997. Additional information with respect to such transactions is provided in the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1997 (and in materials incorporated by reference therein), which is incorporated by reference into this Prospectus. These unaudited pro forma consolidated financial statements should be read in connection with, and are qualified in their entirety by reference to, the separate consolidated financial statements of the Company for the year ended December 31, 1997, included in the Company's Current Report on Form 8-K dated February 27, 1998, which is incorporated by reference into this Prospectus. These unaudited pro forma consolidated financial statements are not necessarily indicative of the financial position and the expected results of operations of the Company for any future period. Differences could result from, among other considerations, future changes in the Company's portfolio of investments, changes in interest rates, changes in the capital structure of the Company, delays in the acquisition of certain properties and changes in property level operating expenses.


Health and Retirement Properties Trust
Pro Forma Consolidated Balance Sheets
December 31, 1997
(dollars in thousands)
(unaudited)





                                                                                                    Recent
                                                                               Historical       Acquisitions (A)      Pro Forma
                                                                             ------------      -----------------      ---------

                                ASSETS

Real estate properties, at cost:                                              $1,969,023         $   91,712          $2,060,735
     Less accumulated depreciation                                               111,669               --               111,669
                                                                              ----------         ----------          ----------
                                                                               1,857,354             91,712           1,949,066

Real estate mortgages, net                                                       104,288               --               104,288
Investment in Hospitality Properties Trust                                       111,134               --               111,134
Other assets                                                                      63,187            (46,712)             16,475
                                                                              ----------         ----------          ----------
                                                                              $2,135,963             45,000           2,180,963
                                                                              ==========         ==========          ==========


                 LIABILITIES AND SHAREHOLDERS' EQUITY
Bank notes payable                                                            $  200,000         $   45,000          $  245,000
Senior notes and bonds payable, net                                              349,900               --               349,900
Mortgage notes payable                                                            26,329               --                26,329
Convertible subordinated debentures                                              211,650               --               211,650
Other liabilities                                                                 81,824                                 81,824
Shareholders' equity                                                           1,266,260                              1,266,260
                                                                              ----------         ----------          ----------
                                                                              $2,135,963         $   45,000          $2,180,963
                                                                              ==========         ==========          ==========

See accompanying notes to unaudited pro forma financial statements

Health and Retirement Properties Trust
Pro Forma Consolidated Statements of Income
Year Ended December 31, 1997
(amounts in thousands, except per share data)
(unaudited)
                                                                                       Second            Third
                                                                                       Quarter          Quarter           West
                                                                                     Acquisitions    Acquisitions         34th
                                          Historical     GPI(B)          CSMC(C)         (D)              (D)           Street (E)
                                          -----------  ----------     ----------     -----------     -------------     -----------
Revenues:
     Rental Income                          $188,000    $ 11,959        $  6,831       $  2,948         $  3,179         $ 10,771
     Interest Income                          20,863        (366)           --             --               --               --
                                            --------    --------        --------       --------         --------         --------
         Total revenues                      208,863      11,593           6,831          2,948            3,179           10,771
                                            --------    --------        --------       --------         --------         --------
Expenses:
     Operating                                26,765       2,053           1,910           --                954            3,641
     Interest                                 36,766      (1,216)          3,232          1,087            1,463            2,876
     Depreciation and amortization            39,330       4,156           1,119            627              501            1,869
     General and administrative               11,670       2,105             249            139              111              415
                                            --------    --------        --------       --------         --------         --------
         Total expenses                      114,531       7,098           6,510          1,853            3,029            8,801
                                            --------    --------        --------       --------         --------         --------

Income before equity in earnings of
     Hospitality Properties Trust and
     before extraordinary item                94,332       4,495            321           1,095              150            1,970
Equity in earnings of Hospitality
     Properties Trust                          8,590
Gain on equity transaction of
     Hospitality Properties Trust              9,282           -                              -
                                            --------    --------        --------       --------         --------         --------

Net income before extraordinary item        $112,204    $  4,495        $    321       $  1,095         $    150         $  1,970
                                            --------    --------        --------       --------         --------         --------

Average shares outstanding                    92,168

Basic and diluted earnings per commonshare:
Net income before extraordinary item          $ 1.22

                                                                              Fourth
                                                                              Quarter
                                          Franklin       Bridgepoint        Acquisitions         Recent
                                          Plaza (F)       Square (G)            (D)          Acquisitions (H)   Pro Forma
                                          ----------    --------------     -------------     ----------------  ------------
Revenues:
     Rental Income                        $  9,614        $  5,599           $  8,461           $ 13,102        $260,464
     Interest Income                          --              --                 --               20,497
                                          --------        --------           --------           --------        --------
         Total revenues                      9,614           5,599              8,461             13,102         280,961
                                          --------        --------           --------           --------        --------
Expenses:
     Operating                               4,904           2,162              2,634              3,931          48,954
     Interest                                2,486           3,216              4,338              2,925          57,173
     Depreciation and amortization           1,334           1,175              1,269              2,064          53,444
     General and administrative                296             262                283                 46          15,576
                                          --------        --------           --------           --------        --------
         Total expenses                      9,020           6,815              8,524              8,966         175,147
                                          --------        --------           --------           --------        --------

Income before equity in earnings of
     Hospitality Properties Trust and
     before extraordinary item                 594          (1,216)               (63)             4,136         105,814
Equity in earnings of Hospitality
     Properties Trust                                                                                  -           8,590
Gain on equity transaction of
     Hospitality Properties Trust                -                                  -                  -           9,282
                                          --------        --------           --------           --------        --------

Net income before extraordinary ite$      $    594        $ (1,216)           $   (63)          $  4,136        $123,686
                                          --------        --------           --------           --------        --------
Average shares outstanding                                                                                        98,838

Basic and diluted earnings per
   common share
Net income before extraordinary item                                                                             $  1.25

See accompanying notes to unaudited pro forma financial statements

         Notes to Unaudited Pro Forma Consolidated Financial Statements

Pro Forma Balance Sheet Adjustments at December 31, 1997.

A. Represents the Company's acquisitions, during January 1998 and February 1998 of two medical office properties and three commercial office properties located in Pennsylvania, a commercial office property located in Texas, a medical office property located in Massachusetts, a commercial office property located in Maryland and three medical office properties located in Florida (collectively, "Recent Acquisitions"). The Recent Acquisitions were funded with available cash and by drawings under the Company's existing revolving line of credit.

Pro Forma Statement of Income Adjustments for the Year Ended December 31, 1997.

B. Represents the increase in rental income, operating expenses, depreciation and amortization and general and administrative expenses arising from the Company's acquisition of the government office properties ("Government Office Properties") from Government Property Investors, Inc. Also reflects the decrease in interest expense arising from the Company's issuance of its common shares of beneficial interest in a March 1997 offering, the proceeds of which were used in part to repay amounts then outstanding under the Company's revolving line of credit, net of an increase in interest expense related to the Company's assumption of certain debt in connection with the acquisition of the Government Office Properties.

C. Represents the increase in rental income, operating expenses, depreciation and amortization and general and administrative expenses arising from the Company's acquisition of two medical office properties and two parking structures located in Los Angeles, California, as well as the increase in interest expense due to the use of the Company's revolving line of credit to fund this acquisition.

D. Represents the increase in rental income, operating expenses, depreciation and amortization and general and administrative expenses arising from the Company's acquisition of a) a 200 unit retirement housing property located in Spokane, Washington and 20 medical office clinics and ancillary structures located in Massachusetts during the second quarter, b) three medical and two commercial office buildings located in Pennsylvania during the third quarter and c) a medical office property located in Colorado, a medical office property located in Maryland, a medical office property located in Rhode Island, three medical office properties located in California, and a medical office property located in Washington, D.C. during the third quarter, as well as the increase in interest expense due to the use of the Company's revolving line of credit to fund these acquisitions.

E. Represents the increase in rental income, operating expenses, depreciation and amortization and general and administrative expenses arising from the Company's acquisition of West 34th Street in New York City, as well as the increase in interest due to the use of the Company's revolving line of credit to fund the acquisition.

F. Represents the increase in rental income, operating expenses, depreciation and amortization and general and administrative expenses arising from the Company's acquisition of Franklin Plaza in Philadelphia, Pennsylvania, as well as the increase in interest expense due to the use of the Company's revolving line of credit to fund the acquisition.

G. Represents the increase in rental income, operating expenses, depreciation and amortization and general and administrative expenses arising from the Company's acquisition of Bridgepoint Square, Austin, Texas. Bridgepoint Square consists of five properties, of which one property was under construction at September 30, 1997 and one property was completed in July 1997. Also represents the increase in interest expense due to the use of the Company's revolving line of credit to fund the acquisition.

H. Represents the increase in rental income, operating expenses, depreciation and amortization and general and administrative expenses arising from the Company's Recent Acquisitions as well as the increase in interest due to the use of the Company's revolving line of credit to fund these acquisitions.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

         Section 7.4 of the Company's Amended and Restated Declaration of Trust, filed as an Exhibit to the Company's Current Report on Form 8-K dated July 10, 1996, which provides for indemnification of Trustees and officers of the Company, is hereby incorporated by reference.

Item 21. Exhibits

4.1   -  Indenture, dated as of December 18, 1997, between the Company and State Street Bank and Trust
         Company, as trustee. (Filed herewith as Exhibit 4.1)
4.2   -  Supplemental Indenture, dated as of December 18, 1997, between the Company and State Street Bank and
         Trust Company, as trustee. (Filed herewith as Exhibit 4.2)
4.3   -  Registration Rights Agreement dated as of December 18, 1997 by and between the Company and Merrill
         Lynch & Co.  (Incorporated by reference to the Company's Current Report on Form 8-K, dated
         December 5, 1997)
5.1   -  Opinion of Sullivan & Worcester LLP (Filed herewith as Exhibit 5.1)
5.2   -  Opinion of Piper & Marbury L.L.P. (Filed herewith as Exhibit 5.2)
8     -  Opinion of Sullivan & Worcester LLP re: tax matters (Filed herewith as Exhibit 8)
12    -  Statement  Regarding  Computation  of  Ratios of  Earnings  to Fixed
         Charges  (Incorporated  by reference to the Company's  Annual Report on
         Form 10-K for the fiscal year ended December 31, 1997)
23.1  -  Consent of Ernst & Young LLP (Filed herewith as Exhibit 23.1)
23.2  -  Consent of Arthur Andersen LLP (Filed herewith as Exhibit 23.2)
23.3  -  Consent of Arthur Andersen LLP (Filed herewith as Exhibit 23.3)
23.4  -  Consent of Sullivan & Worcester LLP (Included in Exhibits 5.1 and 8)
23.5  -  Consent of Piper & Marbury L.L.P. (Included in Exhibit 5.2)
24    -  Powers of Attorney (Included at Page II-4)
25.1  -  Statement of Eligibility of Trustee on Form T-1 (Filed herewith as Exhibit 25.1)
99.1  -  Form of Letter of Transmittal (Filed herewith as Exhibit 99.1)
99.2  -  Form of Notice of Guaranteed Delivery (Filed herewith as Exhibit 99.2)

Item 22. Undertakings

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Section 230.424(b) of 17 C.F.R.) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the Securities offered herein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) That prior to any public reoffering of the securities registered hereunder through the use of a prospectus which is part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

         (6) That every prospectus: (i) that is filed pursuant to paragraph (4) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 145, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

         (7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of this Registration Statement through the date of responding to the request.

         (8) To supply by means of a post-effective amendment, all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 of this registration statement, or otherwise (other than insurance), the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the Securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on March 11, 1998.

                                  HEALTH AND RETIREMENT PROPERTIES TRUST

                                  By:  /s/ David J. Hegarty
                                       David J. Hegarty
                                       President and Chief Operating Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 relating to the New Notes has been signed below by the following persons in the capacities and on the dates indicated; and each of the undersigned officers and trustees of Health and Retirement Properties Trust, hereby severally constitute and appoint David J. Hegarty, Ajay Saini, Gerard M. Martin and Barry M. Portnoy, and each of them, to sign for him, and in his name in the capacity indicated below, this Registration Statement for the purpose of registering such securities under the Securities Act of 1933, as amended, and any and all amendments thereto, hereby ratifying and confirming our signatures as they may be signed by our attorneys to such Registration Statement and any and all amendments thereto.

               Signature                                    Title                                   Date

/s/ David J. Hegarty                     President and Chief Operating                         March 11, 1998
David J. Hegarty                         Officer (principal executive officer)

/s/ Ajay Saini                           Treasurer and Chief Financial                         March 11, 1998
Ajay Saini                               Officer

/s/ Bruce M. Gans, M.D.                  Trustee                                               March 11, 1998
Bruce M. Gans, M.D.

/s/ Rev. Justinian Manning, C.P.         Trustee                                               March 11, 1998
Rev. Justinian Manning, C.P.

/s/ Gerard M. Martin                     Managing Trustee                                      March 11, 1998
Gerard M. Martin

/s/ Barry M. Portnoy                     Managing Trustee                                      March 11, 1998
Barry M. Portnoy

/s/ Ralph J. Watts                       Trustee                                               March 11, 1998
Ralph J. Watts